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                                                              EXHIBIT 10.21








                                    CLIPPER
                                    -------


                                CORANGE LIMITED
                       INCENTIVE AND PERFORMANCE PLAN--
                            EXECUTIVE REMUNERATION





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                 US Participants==============================

                                CORANGE LIMITED

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                               Explanatory Notes

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                                                       CLIPPER

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                              Incentive and Performance Plan -
                                        Executive Remuneration
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                                                                   Introduction
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These notes provide an overview of a new long-term incentive plan for our executives worldwide. The Plan is named the Corange Limited Incentive and Performance Plan - Executive Remuneration, or CLIPPER

CLIPPER offers each participant a significant personal stake in the future success of Corange. We are pleased to inform you that you have been selected to receive a CLIPPER grant.

                                                                  Why CLIPPER?
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CLIPPER has been designed to meet three important objectives:

 . to create a worldwide management team within Corange by offering our executives a similar reward opportunity through a single Plan;

 . to give executives access to a new top tier of individual rewards, based on outstanding leadership, commitment and results; and

 . to balance the current emphasis on annual results within a country or business unit with a focus on long-term performance for the Company overall.



                                                              Who Participates?
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CLIPPER awards can be made to any executives who have a direct impact on the long-term performance of Corange. To participate, you must be nominated by the Plan Committee and approved by the Board.


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                 Nominations for an award are subject to annual review by the
                 Plan Committee and the Board; participation in one year does not ensure participation in another.

                 The Plan Committee includes the Chief Executive Officer, the Chief Financial Officer and a Secretary (normally the Corange Group Senior Vice President of Personnel).


                                                              How CLIPPER Works
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                 CLIPPER awards are a grant of performance units. The number of performance units granted to each executive will be based on:

                 . an overall assessment of corporate performance, which will be closely linked to Corange's Return on Equity; and

                 . the individual executive's performance and potential impact on corporate results.


Unit Value       Each performance unit will have a starting value, stated in US dollars at the initial grant date. Corange expects to make subsequent grants annually, with the number of units awarded depending upon both company and individual executive performance.

                 Once granted, a performance unit can only increase in value. Performance units will be revalued annually by the Board of Directors, based on company results. Increases in performance unit value are at the Board's discretion; however, increases will be no less than the US long-term Treasury Bill interest rate.

                 Increases in unit value will apply to both new CLIPPER awards and all previous grants not yet paid to you.




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                             If an executive elects to defer payment of a
                             CLIPPER award (please see page 5 for details), then the latest date at which a Board-granted increase in performance unit value can apply is the fifth anniversary of the grant date of the performance units. CLIPPER payments deferred later than the fifth anniversary of the grant date still benefit from increases in the performance unit value, but only at the US long-term Treasury Bill interest rate.


Vesting Executives will vest in the performance units related to any one CLIPPER award over a period of four years starting on the date of grant. Vesting is 40% on the first anniversary of the date of grant and 20% per year on the next three anniversary dates.

                             The chart on the next page illustrates how the vesting schedule, additional CLIPPER awards and increases in unit value can work together to create significant payouts. To prepare the chart, we have used the following assumptions:

                             . 1992: Award 1 = 1,000 units. Unit value = $10.

                             . 1993: Award 2 = 1,200 units. Unit value = $11.

                             . 1994: Award 3 = 1,800 units. Unit Value = $12.

                             . 1995: Award 4 =     0 units. Unit Value = $13.

                             . 1996: Award 5 = 1,500 units. Unit Value = $14.

                             . 1997: Award 6 = 1,700 units. Unit Value = $15.

                             These assumptions are, of course, for illustrative purposes only; they have been chosen to show that grants can vary significantly, based on individual and company performance. The actual number of grants you receive, the value of those grants and the resulting payments are unlikely to parallel those shown.

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                                                                  CLIPPER Awards

                                                (for illustrative purposes only)
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   April '92    April '93    April '94    April '95     April '96    April '97
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    Award 1        400          200          200           200
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                 Award 2        480          240           240          240
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                              Award 3        720           360          360
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                                           Award 4          0            0
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                                                         Award 5        600
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                                                                      Award 6
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Performance Units
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   Number          400          680        1,160           800        1,200
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   Value          x 11         x 12         x 13          x 14         x 15
                  ----         ----         ----          ----         ----
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  Payouts        $4,400       $8,160      $15,080       $11,200      $18,000
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                 Unless the executive chooses to defer payment, performance units will generally be cashed in and paid out as soon as practicable after the units are vested.

                 Provided the executive in the example remained with Corange, further CLIPPER payments would be made for

                 .  Award 3 in 1998;

                 .  Award 4 in 1998 and 1999;

                 .  Award 5 in 1998, 1999 and 2000; and

                 .  Award 6 in 1998, 1999, 2000 and 2001.



Deferral Under current law in the US, executives will have the option to defer payment of all or part of their CLIPPER awards. Payment can be deferred to the end of any Plan year between the date of vesting and the 15th anniversary of the award grant date. Deferrals may prove particularly useful to executives in tax, investment and retirement planning.

                 Generally, deferral decisions must be made well in advance of the date that awards could be paid.



Exchange Rate    Awards of CLIPPER performance units will be denominated
Flexibility      initially in US dollars.  Executives will, however, have the option of election on the award date either the dollar or ECU as the currency for determining future performance unit values.

                 In addition, once executives are vested in their performance units, they may elect to have them converted for payment in either US dollars or the local currency of their country of tax residence at the time of payment. If executives do not specify a currency, their CLIPPER awards will be paid in their local currency.



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